                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No. 1)

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      METRA BIOSYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                             METRA BIOSYSTEMS, INC.
                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 8, 1997

                             ---------------------

    The Annual Meeting of Shareholders (the "Annual Meeting") of Metra Biosystems, Inc., a California corporation (the "Company"), will be held at the principal executive offices of the Company, located at 265 North Whisman Road, Mountain View, California, 94043 on Monday, December 8, 1997, at 10:00 a.m., local time, for the following purposes:

    1. To elect five (5) directors of the Company to serve until the 1998 Annual Meeting of Shareholders or until their respective successors are elected and qualified;

    2. To approve an amendment to the 1995 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 300,000 shares;

    3. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the year ending June 30, 1998; and

    4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

    The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

    The Board of Directors has fixed the close of business on October 27, 1997 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

    All shareholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                                  [SIGNATURE]

                                          Mark B. Weeks
                                          ASSISTANT SECRETARY

Mountain View, California
November 10, 1997

                                    IMPORTANT
 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT PRESENT AT THE MEETING, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
                         THANK YOU FOR ACTING PROMPTLY.

                                METRA BIOSYSTEMS
                             265 NORTH WHISMAN ROAD
                        MOUNTAIN VIEW, CALIFORNIA 94043

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

GENERAL

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Metra Biosystems, Inc., a California corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the principal executive offices of the Company, located at 265 North Whisman Road, Mountain View, California, 94043 on Monday, December 8, 1997, at 10:00 a.m., local time, and any adjournment or postponement thereof.

    This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Shareholders for the year ended June 30, 1997, including financial statements, were first mailed to shareholders entitled to vote at the meeting on or about November 10, 1997.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Kurt E. Amundson) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE; VOTING SECURITIES

    The close of business on October 27, 1997 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 12,634,145 shares of Common Stock outstanding and held of record by approximately 141 shareholders.

VOTING AND SOLICITATION

    Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters and is entitled to cumulate votes for the election of directors, subject to the conditions described below.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Company's transfer agent, which will act as Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. Thus, an abstention will have the same effect as a vote against a particular proposal.

    The shares represented by the proxies received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned but is not marked will be voted FOR the election of directors, FOR amendment of the Company's 1995 Stock Option Plan, FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be considered as represented for purposes of determining a quorum, but will not be considered as voting, with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

    The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                             SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by Kurt E. Amundson, Metra Biosystems, Inc., 265 North Whisman Road, Mountain View, California 94043, no later than July 16, 1998.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended June 30, 1997 all Reporting Persons complied with all applicable filing requirements, except as follows: (1) George W. Dunbar failed to file two Reports on Form 4 with respect to his gifts of an aggregate of 10,600 shares of Common Stock to various of his children during the period from November 1995 through January 1997, resulting in four transactions not being reported on a timely basis, and (2) Ronald T. Steckel failed to file two Reports on Form 4 with respect to his gifts of an aggregate of 4,000 shares of Common Stock to various of his children during the period from November 1995 through February 1996, resulting in four transactions not being reported on a timely basis. In February 1997 Messrs. Dunbar and Steckel filed Forms 4 with respect to all of such gifts.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of September 30, 1997 for (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the Company's Chief Executive Officer and the Company's other four most highly paid executive officers who earned in excess of $100,000 during the fiscal year ended June 30, 1997 (collectively, the "Named Executive Officers"), (iii) each director of the Company and (iv) all directors and executive officers of the Company as a group.

                                                                   SHARES     PERCENT OF SHARES
                                                                 BENEFICIALLY   BENEFICIALLY
                             NAME                                 OWNED(1)       OWNED(1)(2)
---------------------------------------------------------------  -----------  -----------------
Asset Management Associates 1989, L.P(3).......................     586,428            4.64

Craig C. Taylor(3).............................................     586,428            4.64

Samuel Urcis(4)................................................      84,948           *

Costa G. Sevastopoulos(5)......................................     113,452           *

Leonard D. Schaeffer(6)........................................      15,833           *

Smith Barney Holdings Inc.(7)..................................   2,264,717           17.93

Wisconsin Investment Board.....................................   1,170,000            9.26

Weiss, Peck & Greer, L.L.C.....................................   1,812,415           14.35

George W. Dunbar, Jr.(8).......................................     177,212            1.40

Kurt E. Amundson(9)............................................      35,345           *

Ronald T. Steckel(10)..........................................      48,977           *

Colette Z. Andrea(11)..........................................      19,000           *

John F. Coombes(12)............................................      27,437           *

Claude D. Arnaud, M.D.(13).....................................      52,046           *

John L. Castello(14)...........................................      15,833           *

Mary Lake Polan, M.D., Ph.D.(15)...............................      20,794           *

All directors and executive officers as a group (13
  persons)(3)-(6)(8)-(15)......................................   1,197,305            9.33%

------------------------

  * Less than 1%.

 (1) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

 (2) Calculations of percentage of beneficial ownership assume the exercise by only the respective named shareholder of all options for the purchase of Common Stock held by such shareholder which are exercisable within 60 days of September 30, 1997.

 (3) Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of September 30, 1997 and 581,428 shares held by Asset Management Associates 1989, L.P. Because Mr. Taylor is a general partner of AMC Partners 89, L.P., the general partner of Asset Management Associates 1989, L.P., he may be deemed to be a beneficial owner of such shares. Mr. Taylor disclaims beneficial ownership of such shares except to the extent of his interest in such shares arising from his interest in AMC Partners 89, L.P.

 (4) Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of September 30, 1997 and 79,948 shares held by Alpha Venture Partners III. Because Mr. Urcis is a general partner of Alpha Management Partners, the general partner of Alpha Venture Partners III, he may be deemed to be a beneficial owner of such shares. Mr. Urcis disclaims beneficial ownership of such shares except to the extent of his interest in such shares arising from his interest in Alpha Management Partners.

 (5) Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of September 30, 1997, 25,899 shares held by Delphi Ventures, L.P., 84 shares held by Delphi BioInvestments, L.P., 285 shares held by Delphi BioInvestments II, L.P., and 55,678 shares held by Delphi Ventures II, L.P. Because Dr. Sevastopoulos is a limited partner of Delphi's Management Partners and Delphi Management Partners II, which are general partners of the above limited partnerships, he may be deemed to be a beneficial owner of such shares. Dr. Sevastopoulos disclaims beneficial ownership of such shares except to the extent of his interest in such shares arising from his interest in Delphi Management Partners and Delphi Management Partners II.

 (6) Includes 9,965 shares issuable upon exercise of options exercisable within 60 days of September 30, 1997.

 (7) Smith Barney Holdings Inc. shares with Travelers Group Inc. voting and investment power with respect to all shares of Common Stock shown as beneficially owned by Smith Barney Holdings Inc.

 (8) Includes 8,600 shares held by his children and 45,306 shares issuable upon exercise of options exercisable within 60 days of September 30, 1997.

 (9) Includes 31,246 shares issuable upon exercise of options exercisable within 60 days of September 30, 1997.

 (10) Includes 4,000 shares held by his children and 27,338 shares issuable upon exercise of options exercisable within 60 days of September 30, 1997.

 (11) Ms. Andrea left the Company in September 1996.

 (12) Includes 24,013 shares issuable upon exercise of options exercisable within 60 days of September 30, 1997.

 (13) Includes 10,380 shares issuable upon exercise of options exercisable within 60 days of September 30, 1997.

 (14) Includes 15,833 shares issuable upon exercise of options exercisable within 60 days of September 30, 1997.

 (15) Includes 1,665 shares held by her children and 19,129 shares issuable upon exercise of options exercisable within 60 days of September 30, 1997.

                             EXECUTIVE COMPENSATION

    The following table shows the compensation received in the fiscal year ended June 30, 1997 by the Company's Chief Executive Officer and the Named Executive Officers, and the compensation received by certain of such individuals for the Company's prior three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM COMPENSATION
                                                                                      --------------------------------
                                                                                          AWARDS
                                                                                      --------------      PAYOUTS
                                                                ANNUAL COMPENSATION     SECURITIES    ----------------
                                                    FISCAL     ---------------------    UNDERLYING       ALL OTHER
NAME & PRINCIPAL POSITION                            YEAR        SALARY    BONUS(1)   OPTIONS/SARS*   COMPENSATION(2)
------------------------------------------------  -----------  ----------  ---------  --------------  ----------------
George W. Dunbar, Jr. ..........................        1997   $  225,000         --       145,000       $      735
  President and Chief Executive Officer                 1996   $  200,081  $  40,000       170,000       $    1,894
                                                        1995   $  179,583         --            --       $   30,170

Kurt E. Amundson ...............................        1997   $  171,200         --       100,000       $      720
  Vice President and Chief Financial Officer            1996   $   71,913  $  20,000        75,000       $      245

Ronald T. Steckel ..............................        1997   $  195,000         --        87,500       $      735
  Senior Vice President                                 1996   $  165,081  $  10,000        62,500       $   15,121
                                                        1995   $  149,011         --            --       $   27,743

Colette Z. Andrea ..............................        1997   $  132,465         --            --       $   37,987
  Vice President, Marketing and Sales(3)                1996   $  180,081  $  10,000        62,500       $   18,018
                                                        1995   $  145,833         --            --       $   60,144

John F. Coombes ................................        1997   $  145,868         --        89,000       $   12,828
  Vice President, International                         1996   $  112,212         --         9,000       $   14,829
                                                        1995   $   93,228         --         8,333       $   10,776

------------------------

 * Includes options canceled as a result of repricing. See "Option/SAR Grants in Last Fiscal Year," and "Ten Year Option/SAR Repricings."

(1) These bonuses were paid based upon the individual's performance in the prior fiscal year or as a signing bonus paid upon the commencement of employment.

(2) Amounts reported consist of: (i) forgiveness of amounts due under loans from the Company to assist in the purchase of homes in connection with relocations (Mr. Dunbar, Mr. Steckel and Ms. Andrea, only) (ii) premiums paid on life and accidental death and dismemberment insurance policies for the officer's benefit, and (iii) car allowance.

(3) Ms. Andrea left the Company in September 1996.

    Mr. Dunbar has entered into an agreement with the Company dated May 24, 1991 which provides that in the event his employment with the Company is terminated by the Company without cause, he will be entitled to receive his monthly base salary and benefits for each month he is unable to find suitable employment while seeking such employment in good faith, but in no event will such payments continue for less than three months nor more than twelve months.

    Mr. Amundson has entered into an agreement with the Company dated January 2, 1996 which provides that in the event that his employment with the Company is terminated by the Company without cause, he will be entitled to receive his monthly base salary and benefits for each month he is unable to find suitable employment while seeking such employment in good faith, but in no event will such payments continue for more than six months.

    Mr. Steckel has entered into an agreement with the Company dated February 1, 1992 which provides that in the event that his employment with the Company is terminated by the Company without cause, he will be entitled to receive his monthly base salary and benefits for each month he is unable to find suitable employment while seeking such employment in good faith, but in no event will such payments continue for more than six months.

    Mr. Coombes has entered into an agreement with the Company dated November 8, 1993 which provides that in the event that his employment with the Company is terminated by the Company without cause, he will be entitled to receive his monthly base salary and benefits for six months.

    During the last fiscal year the Company entered into Change of Control Agreements with each of Messrs. Dunbar, Amundson, Steckel and Coombes (the "Change of Control Agreements"). The Change of Control Agreements provide that, in the event of (1) a merger or consolidation that results in more than 50% of the voting stock of the Company or its successor changing ownership (whether or not approved by the Board) and in a change in the composition of the Board of Directors as a result of which fewer than a majority of the incumbent directors remain directors after the event; (2) the sale of all or substantially all of the Company's assets; or (3) approval of a plan of complete liquidation of the Company (a "Change of Control"), all restricted stock and stock options outstanding on the date of the Change of Control (the "Shares") will immediately vest to the extent of 50% of the Shares that have not otherwise vested as of the date of the Change of Control and be freely transferable or exercisable at the completion of the transaction, whether or not the officer's employment is terminated by the Company or a successor corporation. Assuming that an officer remains employed by the Company (or a successor corporation) after the Change of Control, the remaining 50% of the Shares will vest as follows: (1) 25% of the Shares 12 months after the date of the Change of Control and (2) 25% of the Shares 18 months after the date of the Change of Control. If an officer is involuntarily terminated by the Company following a Change of Control and prior to the second anniversary of the Change of Control, such officer will receive salary continuation and continuation of health and life insurance benefits for a period of 12 months, pro-rated payment of such officer's target bonus for the year and immediate and complete acceleration of vesting of the Shares.

    The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS(1)                     POTENTIAL REALIZABLE
                                   ----------------------------------------------------------    VALUE AT ASSUMED
                                                  PERCENT OF TOTAL                               ANNUAL RATES OF
                                     NUMBER OF      OPTIONS/SARS      EXERCISE                     STOCK PRICE
                                    SECURITIES       GRANTED TO        OR BASE                   APPRECIATION FOR
                                    UNDERLYING      EMPLOYEES IN        PRICE                     OPTION TERM(2)
                                   OPTIONS/SARS          (%)          PER SHARE   EXPIRATION   --------------------
NAME                                GRANTED(#)       FISCAL YEAR       ($/SH)        DATE        5%($)     10%($)
---------------------------------  -------------  -----------------  -----------  -----------  ---------  ---------
George W. Dunbar, Jr.............       95,000(3)          8.79       $    5.00      08/2006     298,725    757,028
                                        50,000             4.63       $    5.00      08/2006     157,224    398,436

Ronald T. Steckel................       37,500(3)          3.47       $    5.00      08/2006     117,918    298,827
                                        50,000             4.63       $    5.00      08/2006     157,224    398,436

Kurt E. Amundson.................       75,000(3)          6.94       $    5.00      08/2006     235,835    597,653
                                        25,000             2.31       $    5.00      08/2006      78,612    199,218

Colette Z. Andrea................       --               --              --           --          --         --

John F. Coombes..................        9,000(3)          0.83       $    5.00      08/2006      28,300     71,718
                                        20,000             1.85       $    5.00      08/2006      62,889    159,374
                                        60,000             5.55       $    4.50      05/2007     169,802    430,310

------------------------

(1) Options vest ratably on an annual basis over four years. The options have a ten-year term, but are subject to earlier termination in connection with termination of employment.

(2) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(3) Options issued in replacement of options canceled in connection with the Company's August 1996 repricing. See "Ten-Year Option/SAR Repricing."

    The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the last fiscal year. In addition, the table sets forth the number of shares covered by stock options as of June 30, 1997, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on June 30, 1997.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                NUMBER OF               VALUE OF
                                                                               UNEXERCISED            UNEXERCISED
                                                                             OPTIONS/SARS AT          IN-THE-MONEY
                                               SHARES                        FISCAL YEAR END        OPTIONS/SARS AT
                                             ACQUIRED ON         VALUE       (#) EXERCISABLE/     FISCAL YEAR END ($)
NAME                                        EXERCISE (#)      REALIZED($)     UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(1)
-----------------------------------------  ---------------  ---------------  ----------------  --------------------------
George W. Dunbar, Jr.....................        --               --           30,206/114,794           -- / --

Kurt E. Amundson.........................        --               --            20,832/79,168           -- / --

Ronald T. Steckel........................        --               --            18,228/69,272           -- / --

Colette Z. Andrea........................        --               --             -- / --                -- / --

John F. Coombes..........................        --               --            15,858/86,085          38,408/30,418

------------------------

(1) Based on the $4.8125 per share closing price of the Company's Common Stock on The Nasdaq National Market on June 30, 1997, less the exercise prices.

    The following table sets forth certain information as of September 30, 1997 with respect to the repricing of certain stock options held by the Company's executive officers.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                                                 NUMBER OF
                                                                SECURITIES      MARKET                                   LENGTH OF
                                                                UNDERLYING     PRICE OF       EXERCISE                    ORIGINAL
                                                                 OPTIONS/      STOCK AT       PRICE AT                  OPTION TERM
                                                                   SARS         TIME OF        TIME OF         NEW      REMAINING AT
                                                                REPRICED OR  REPRICING OR   REPRICING OR    EXERCISE      DATE OF
                                                                  AMENDED      AMENDMENT      AMENDMENT       PRICE     REPRICING OR
NAME                                                   DATE         (#)           ($)            ($)           ($)       AMENDMENT
---------------------------------------------------  ---------  -----------  -------------  -------------  -----------  ------------
George W. Dunbar, Jr.(1)(2) .......................    1/31/96      75,000         15.25          17.25         15.25       47 mos.
  President and CEO                                    8/21/96      20,000          5.00          14.50          5.00       35 mos.
                                                       8/21/96      75,000          5.00          15.25          5.00       41 mos.

Kurt E. Amundson(2) ...............................    8/21/96      75,000          5.00          14.75          5.00       41 mos.
  Vice President and CFO

Ronald T. Steckel(1)(2) ...........................    1/31/96      25,000         15.25          17.25         15.25       47 mos.
  Senior Vice President                                8/21/96      12,500          5.00          14.50          5.00       35 mos.
                                                       8/21/96      25,000          5.00          15.25          5.00       41 mos.

Colette Z. Andrea(1) ..............................    1/31/96      25,000         15.25          17.25         15.25       47 mos.
  Vice President, Marketing and Sales

John F. Coombes(1)(2) .............................    8/21/96       5,000          5.00          14.50          5.00       35 mos.
  Vice President, International                        8/21/96       4,000          5.00          14.75          5.00       41 mos.

------------------------

(1) In order to reincentivize certain of its employees, in January 1996 the Board of Directors approved an option exchange for all employees holding options with an exercise price in excess of $15.25 entitling each such employee to cancel their outstanding options in exchange for new options with an exercise price of $15.25 per share, the fair market value of the Company's stock on the date of Board approval. The new options were subject to a new four-year vesting schedule.

(2) In order to reincentivize its employees, in August 1996 the Board of Directors approved an option exchange for all options granted during the fiscal year entitling each employee holding such an option to cancel such option in exchange for new options with an exercise price of $5.00 per share, the fair market value of the Company's stock on the date of Board approval. The new options are subject to a new four-year vesting schedule. The exchange was effective August 21, 1996.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE STOCK PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to the Company's executive officers during the fiscal year ended June 30, 1997. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options under the Company's 1990 Incentive Stock Plan and 1995 Stock Option Plan. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

    GENERAL POLICIES

    The Company's compensation policies are designed to link the executive officers' compensation to the annual and long-term performance of the Company and to provide compensation that is competitive with the compensation paid to other executives in the industry and that will attract and retain superior talent and reward performance. The compensation mix reflects a balance of annual cash payments, consisting of annual base salary payments and incentive bonus payments, and long-term stock-based incentives in the form of stock options. The emphasis in incentive compensation is placed on the more strategic stock-based options which more closely align the financial interests of the Company's employees with those of its shareholders.

    BASE SALARIES

    The salary component of executive compensation is based on the executive's level of responsibility for meeting Company objectives and performance, and comparable to similar positions in the Company and to comparable companies. Base salaries for executives are reviewed and adjusted annually based on information regarding competitive salaries, the results of industry compensation surveys, individual experience and performance.

    CASH BONUSES

    The Company's incentive program for executive officers provides direct financial incentives in the form of cash bonuses. Specific individual performance was taken into account in determining bonuses, including meeting Company goals and individual performance objectives.

    STOCK OPTIONS

    The Company's 1995 Stock Option Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. The Company's stock options typically vest over a 48-month period in increments of 12.5% after the initial six months and approximately 2% per month thereafter.

    The Company's compensation policies recognize the importance of stock ownership by senior executives and stock options are an integral part of each executive's compensation. The Committee believes that the opportunity for stock appreciation through stock options which vest over time promotes the relationship between long-term interests of executive officers and shareholders. The size of specific grants takes into account the executive officer's salary, number of options previously granted, as well as contributions to the Company's success.

    In order to reincentivize Metra employees, and as more fully detailed in the Ten-Year Option/SAR Repricings table set forth above, in August 1996 all employees receiving options during fiscal 1996 were given an opportunity to cancel such options in exchange for new options with an exercise price of $5.00 per share, the fair market value of the Company's stock on the date of Board approval. The new options are subject to a new four-year vesting schedule. The exchange was effective August 21, 1996.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    George W. Dunbar has served as the Company's President and Chief Executive Officer since July 1991. His base salary for fiscal 1997 was $225,000. The Company and Mr. Dunbar entered into a Change in Control Agreement in March 1997 (see "Executive Compensation" above).

    The factors discussed above in "Base Salaries," "Cash Bonuses," and "Stock Options" were also applied in establishing the amount of Mr. Dunbar's salary and stock option grant. Significant factors in establishing Mr. Dunbar's compensation were the Company's product sales growth rate and the successful establishment of certain business development relationships.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1 million and the Committee believes that options granted under the Company's 1995 Stock Option Plan will meet the requirements for qualifying as performance-based, the Committee believes that this section will not affect the tax deductions available to the Company. It will be the Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

               Compensation Committee
               Costa G. Sevastopoulos, Ph.D.
               Craig C. Taylor
               Samuel Urcis

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors currently consists of directors Sevastopoulos, Taylor and Urcis. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. Effective at the Annual Meeting of Shareholders, the Compensation Committee will be comprised of Mr. Taylor only, because neither Dr. Sevastopoulos nor Mr. Urcis will be standing for re-election to the Board of Directors. The Company believes that the Board of Directors will appoint at least one additional non-employee director to serve on the Compensation Committee following the Annual Meeting.

                          TRANSACTIONS WITH MANAGEMENT

    On December 30, 1994, the Company issued and sold an aggregate of 33,333 shares of Common Stock to George W. Dunbar with a purchase price of $1.20 per share pursuant to a Stock Purchase Agreement under the Company's 1995 Stock Option Plan. In connection with this purchase, on December 30, 1994, Mr. Dunbar executed a promissory note in favor of the Company in the amount of $40,000. This note accrues interest at a rate of 7.6% per annum and is due on the earlier of December 30, 1998 or the date of termination of the Mr. Dunbar's employment relationship with the Company.

    Ms. Andrea entered into an agreement with the Company dated September 2, 1994 which provides that in the event her employment with the Company is terminated by the Company without cause, she will be entitled to receive her monthly base salary and benefits for each month she is unable to find suitable employment while seeking such employment in good faith, but in no event will such payments continue for more than six months. In September 1996, Ms. Andrea entered into a new agreement with the Company pursuant to which, in exchange for and contingent upon Ms. Andrea's providing continuing consulting services to the Company, the Company agreed to grant Ms. Andrea salary continuation and to permit the Company's repurchase right with respect to 41,666 shares of Company Common Stock purchased by Ms. Andrea in December 1994 to continue to lapse.

    The Company loaned to John F. Coombes $75,000 in August 1996 pursuant to a 6.15% Secured Promissory Note as a short-term personal loan. This loan is due and payable on demand any time after February 28, 1997 or upon termination of Mr. Coombes' employment with the Company for any reason.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return for the Company's stock at October 21, 1997 since June 30, 1995 (the date on which the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934) to the cumulative return over such period of (i) the Total Return Index for The Nasdaq National Market Composite Index, (ii) the BioCentury 100 Index and (iii) the Hambrecht & Quist Life Sciences Index. The graph assumes that $100 was invested on June 30, 1995, the date on which the Company completed its Initial Public Offering of Common Stock, in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $10.00, the price to which such stock was first offered to the public by the Company on that date of its Initial Public Offering. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             BIOCENTURY    H&Q LIFE    NASDAQ NATIONAL       METRA
              100 INDEX    SCIENCES    MARKET COMPOSITE   BIOSYSTEMS
6/30/95          $100.00     $100.00             $100.00      $100.00
9/29/95         145.4806    121.9801            111.7939     164.5833
12/29/95        172.5971    145.3889            112.7141       143.75
3/29/1996       195.9589    140.6534            117.9924       118.75
6/28/96         215.4441    129.7737            126.9506     45.83333
9/30/96         208.9608    138.5721            131.4393        50.00
12/31/96        210.4943    134.8744            138.3074     39.58333
3/31/97         194.6134    133.7266              130.88     35.41667
6/30/97         197.5743    137.0214            154.4882     40.10417
9/30/97         249.5306    145.9146            180.5871     29.16667
10/21/1997      263.7364     147.255            183.4635     30.72917

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

    At the Annual Meeting, the shareholders will elect five directors to serve until the 1998 Annual Meeting of Shareholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected. All nominees are currently directors of the Company. Directors Sevastopoulos, Schaeffer and Urcis are not standing for re-election. The Bylaws of the Company provide that vacancies on the Board of Directors may be filled by the vote of a majority of the members of the Board still in office.

    In voting for directors, each shareholder is entitled to cast that number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such shareholder. Such votes may be cast for one candidate or distributed in any manner among the nominees for directors. However, the right to cumulate votes in favor of one or more candidates may not be exercised unless the candidate or candidates have been nominated prior to the voting, and a shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder's intention to cumulate such shareholder's votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination. The persons authorized to vote shares represented by proxies in the enclosed form will (if authority to vote for the election of directors is not withheld) have full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld.

    Assuming a quorum is present, the five nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the five nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

    The names of the nominees, their ages as of June 30, 1997, and certain other information about them are set forth below:

NAME OF NOMINEE                      AGE    PRINCIPAL OCCUPATION     DIRECTOR SINCE
-----------------------------------  ---  -------------------------  --------------
George W. Dunbar, Jr...............  50   President, Chief                  1991
                                          Executive Officer and
                                            Director

Claude D. Arnaud, M.D..............  67   Director                          1990

John L. Castello...................  61   Director                          1993

Mary Lake Polan, M.D., Ph.D........  53   Director                          1992

Craig C. Taylor....................  47   Director                          1991

    There are no family relationships among any of the directors or executive officers of the Company.

    MR. DUNBAR joined the Company as President, Chief Executive Officer and Director in July 1991. Prior to joining the Company, he was the Vice President of Licensing and Business Development of The Ares-Serono Group ("Ares-Serono"), a Swiss health care company that markets pharmaceutical, diagnostic and veterinary products worldwide, from 1988 until 1991, where he established a licensing and acquisition group for its health care divisions. From 1974 until 1987, he held various senior management positions with Amersham International ("Amersham"), a health care and life sciences company, where he most recently served as Vice President for its Life Sciences business in North America. Mr. Dunbar also served as Amersham's General Manager of Pacific Rim markets and Eastern Regional operations and, prior to that, he managed the international marketing of Amersham's medical and industrial radioisotopes. Mr. Dunbar also serves as a director of DepoTech Corporation, a biotechnology company, LJL Biosystems, a life sciences systems company and Metra Biosystems (U.K.) Ltd., the Company's wholly owned subsidiary. Mr. Dunbar holds a B.S. in electrical engineering and an M.B.A. from Auburn University, and sits on the Auburn School of Business M.B.A. Advisory Committee.

    DR. ARNAUD is a co-founder of the Company and a member of its Scientific Advisory Board and joined the Company's Board of Directors in July 1990. Since 1981, Dr. Arnaud has been affiliated with the University of California at San Francisco ("UCSF") and is currently Professor of Medicine and Physiology, Director of Programs in Osteoporosis and Bone Biology and Director of the Center for Osteoporosis and Metabolic Bone Disease at UCSF. Dr. Arnaud has served on several editorial advisory boards, including the Journal of Bone and Mineral Research, Calcified Tissue International, Bone, and Osteoporosis International. He is a founder and former president of the American Society of Bone and Mineral Research and is a recipient of that society's William F. Newman Award for excellence in research and teaching. Dr. Arnaud received his B.A. in medicine from Columbia College, his M.D. from New York Medical College, and completed postdoctoral work at the University of Wisconsin.

    MR. CASTELLO joined the Company's Board of Directors in July 1993. He is the Chairman, President and Chief Executive Officer of XOMA Corporation ("XOMA"), a human therapeutics and biotechnology company. Prior to joining XOMA in 1992, Mr. Castello was with Ares-Serono where he served as President and Chief Operating Officer from 1988 to 1992. Mr. Castello is also a director of Cholestech Corporation, a medical diagnostics company. Mr. Castello holds a B.S. in mechanical and industrial engineering from the University of Notre Dame.

    DR. POLAN has served as a member of the Company's Board of Directors since August 1992. She is Chairman of the Department of Gynecology and Obstetrics at Stanford University School of Medicine, which she joined in 1990. From 1985 to 1990, Dr. Polan was an Associate Professor in the Department of Obstetrics and Gynecology at Yale University. In 1991, Dr. Polan served as Co-chair of the Task Force of Opportunities for Women's Health of the National Institutes of Health. She has been a member of the Board of Health Sciences Policy of the Institute of Medicine, a unit of the National Academy of Sciences, since 1992. Dr. Polan is also a director of Quidel Corporation, a human diagnostics company, Gynecare, Inc., a medical device company, and American Home Products, a pharmaceutical and consumer products company. Dr. Polan received her B.A. in chemistry from Connecticut College and is also a graduate of Yale University, where she received a doctorate degrees in biophysics, biochemistry and medicine.

    MR. TAYLOR joined the Company's Board of Directors in August 1991. He joined Asset Management Company in 1977 and is a general partner of Asset Management Associates and associated private venture capital partnerships, one of which is a shareholder of the Company. He also serves as a director of Lynx Therapeutics, Inc., and Pharmacyclics, Inc., which are human therapeutics companies. Mr. Taylor received a B.S. and M.S. in physics from Brown University and his M.B.A. from Stanford University.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During the period from July 1, 1996 through June 30, 1997 (the "last fiscal year"), the Board met twelve times and no director nominee attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he or she serves. The Board has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for shareholders to nominate persons to serve as directors, the Board will consider nominations from shareholders, which should be addressed to Kurt E. Amundson at the Company's address set forth above.

    The Audit Committee, which currently consists of directors Sevastopoulos, Taylor and Urcis, three of the Company's non-employee directors, held two meetings during the last fiscal year. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls. Effective at the Annual Meeting of Shareholders, the Audit Committee will be comprised of Mr. Taylor only, because neither Dr. Sevastopoulos nor Mr. Urcis will be standing for re-election to the Board of Directors. The Company believes that the Board of Directors will appoint at least one additional non-employee director to serve on the Audit Committee following the Annual Meeting.

    The Compensation Committee also currently consists of directors Sevastopoulos, Taylor and Urcis, and held eight meetings during the last fiscal year. Its functions are to establish and administer the Company's policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers the Company's 1995 Stock Option Plan, 1995 Directors' Stock Option Plan, 1995 Employee Stock Purchase Plan and 1990 Incentive Stock Plan. Effective at the Annual Meeting of Shareholders, the Compensation Committee will be comprised of Mr. Taylor only, because neither Dr. Sevastopoulos nor Mr. Urcis will be standing for re-election to the Board of Directors. The Company believes that the Board of Directors will appoint at least one additional non-employee director to serve on the Compensation Committee following the Annual Meeting.

COMPENSATION OF DIRECTORS

    Effective March 3, 1997, non-employee directors receive cash compensation for meeting attendance as follows: $1,000 for each meeting of the Board of Directors attended; $500 for attending committee meetings held on days upon which the full Board of Directors does not meet; and $500 for telephonic meetings more than one-half hour in duration. Additionally, directors are reimbursed for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board. The Company's 1995 Directors' Stock Option Plan (the "Directors' Plan") provides that each person who becomes a nonemployee director of the Company will be granted a nonstatutory stock option to purchase 10,000 shares of Common Stock on the date on which the optionee first becomes a nonemployee director of the Company. Thereafter, on the date of each annual meeting of the Company's shareholders at which such director is elected, each such nonemployee director shall be granted an additional option to purchase 5,000 shares of Common Stock if, on such date, he or she shall have served on the Company's Board of Directors for at least six months. Each of the nominees for director will have served for more than six months at the time of the Annual Meeting, and so will receive options to purchase 5,000 shares of the Company's Common Stock under the Directors' Plan if they are reelected to the Board at the Annual Meeting.

RECOMMENDATION OF THE BOARD

                        THE BOARD RECOMMENDS A VOTE FOR
                   THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 2
                    AMENDMENT TO THE 1995 STOCK OPTION PLAN

    At the Annual Meeting, the Company's shareholders are being asked to approve an amendment to the 1995 Stock Option Plan (the "1995 Option Plan") that would increase the shares of Common Stock reserved for issuance thereunder by 300,000 shares, to an aggregate of 1,800,000 shares that have been reserved from time to time under the 1995 Option Plan.

GENERAL

    The Company's 1995 Stock Option Plan (the "1995 Option Plan") was adopted by the Board of Directors in July 1995 and was approved by the Company's shareholders in June 1995. Currently, an aggregate of 1,500,000 shares of the Company's Common Stock are reserved for issuance under the 1995 Option Plan. The 1995 Option Plan provides for (i) the granting to employees (including officers and employee directors) of "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and
(ii) the granting to employees and consultants (including nonemployee directors) of nonstatutory stock options.

    The 1995 Option Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

    As of September 30, 1997 options for 1,277,719 shares were outstanding under the 1995 Option Plan and 213,622 shares remained available for future grants. Shares not purchased under an option prior to its expiration will be available for future option grants under the 1995 Option Plan. As of September 30, 1997, the aggregate fair market value of shares subject to outstanding options under the 1995 Option Plan was $4,472,017, based upon the closing price of the Common Stock on The Nasdaq National Market as of such date. The actual benefits, if any, to the holders of stock options issued under the 1995 Option Plan are not determinable prior to exercise as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of a holder's stock option, as set forth below. As of June 30, 1997, the Named Executive Officers of the Company received grants under the 1995 Option Plan of options to purchase Common Stock of the Company as set forth under the heading "Option/SAR Grants in Last Fiscal Year" below.

PURPOSE

    The purposes of the 1995 Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

ADMINISTRATION

    The 1995 Option Plan may be administered by the Board of Directors or by a committee of the Board of Directors (the "Administrator"). The 1995 Option Plan is currently being administered by the Board of Directors and the Compensation Committee of the Board of Directors. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1995 Option Plan. All questions of interpretation of the 1995 Option Plan are determined by the Administrator and its decisions are final and binding upon all participants.

ELIGIBILITY

    The 1995 Option Plan provides that incentive stock options as defined under
Section 422 of the Code may be granted to employees (including officers and directors who are also employees) of the Company or any of its subsidiaries. In addition, the 1995 Option Plan provides that nonstatutory options may be granted to employees and consultants of the Company or any of its subsidiaries. The Administrator selects the optionees and determines the number of shares to be subject to each option. In making such determination, certain factors are taken into account, including the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company, and other relevant factors.

    The 1995 Option Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee during any fiscal year shall be 1,000,000, subject to adjustment as provided in the 1995 Option Plan. There is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

TERMS OF OPTIONS

    Each option is evidenced by a stock option agreement between the Company and the optionee. Each option is subject to the following additional terms and conditions:

    (a) EXERCISE OF THE OPTION. The Administrator determines when options may be exercised. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in consideration of such form as is determined by the Administrator and specified in the option agreement, and such form of consideration may vary for each option.

    (b) EXERCISE PRICE. The exercise price under the 1995 Option Plan is determined by the Administrator and may not be less than 100 percent of the fair market value of the Common Stock on the date the option is granted, or in the case of nonstatutory options granted to optionees who are "covered employees" under Code Section 162(m), 85 percent of such fair market value. The fair market value per share is equal to the closing price on The Nasdaq National Market on the date of grant. In the case of an option granted to an optionee who owns more than ten percent of the voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price must not be less than 110 percent of the fair market value on the date of grant.

    (c) TERMINATION OF EMPLOYMENT. If the optionee's employment or consulting relationship terminates for any reason other than disability or death, options under the 1995 Option Plan may be exercised not later than thirty days (or such other period of time not exceeding three months in the case of an incentive stock option or six months in the case of a nonstatutory stock option as is determined by the Administrator at the time of grant) after such termination and may be exercised only to the extent the option was exercisable on the date of termination. In no event may an option be exercised by any person after the expiration of its term.

    (d) DISABILITY. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his total and permanent disability, options may be exercised within six months (or such other period of time not exceeding twelve months as is determined by the Administrator at the time of grant) of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after the expiration of its term.

    (e) DEATH. Under the 1995 Option Plan, if an optionee should die while employed or retained by the Company or during the thirty day period (or such other period of time not exceeding three months as determined by the Administrator at the time of grant) following termination of the optionee's employment or consulting relationship, options may be exercised within six months after the date of death to the extent the options would have been exercisable (i) had the optionee continued living and remained an employee or consultant for three (3) months (or such other period of time as is determined by the Administrator after the date of death, in the case of an optionee who dies while employed or retained by the Company), or (ii) on the date of termination of employment or consulting relationship, in the case of an optionee who dies within thirty days after termination of employment or consulting relationship, but in no event may an option be exercised after the expiration of its term.

    (f) TERMINATION OF OPTIONS. The 1995 Option Plan provides that options granted under the 1995 Option Plan have the term provided in the option agreement. In general, these agreements currently provide for a term of ten years. Incentive stock options granted to an optionee who, immediately before the grant of such option, owned more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, may not in any case have a term of more than five years. No option may be exercised by any person after its expiration.

    (g) OPTION NOT TRANSFERABLE. An option is nontransferable by the optionee other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death.

    (h) CORPORATE TRANSACTIONS. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company, the Board of Directors is obligated to either accomplish a substitution or assumption of options or give thirty days' notice of the optionee's right to exercise his or her outstanding options as to some or all of the optioned stock at any time within fifteen days of such notice.

    (i) OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1995 Option Plan as may be determined by the Administrator.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    In the event any change, such as a stock split or dividend, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, the annual limitation on grants to employees, as well as the number of shares available for issuance under the 1995 Option Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the Administrator.

AMENDMENT AND TERMINATION

    The Board of Directors may amend the 1995 Option Plan at any time or from time to time or may terminate it without approval of the shareholders; provided, however, that shareholder approval is required for any amendment to the 1995 Option Plan that increases the number of shares that may be issued under the 1995 Option Plan, modifies the standards of eligibility, modifies the limitation on grants to employees described in the 1995 Option Plan or results in other changes which would require shareholder approval to qualify options granted under the 1995 Option Plan as performance-based compensation under Section 162(m) of the Code, or, so long as the Company has a class of equity securities registered under Section 12 of the Exchange Act, materially increases the benefits to participants that may accrue under the 1995 Option Plan. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the 1995 Option Plan. The 1995 Option Plan shall terminate in July 2005, provided that any options then outstanding under the 1995 Option Plan shall remain outstanding until they expire by their terms.

FEDERAL INCOME TAX ASPECTS OF THE 1995 OPTION PLAN

    The following is a brief summary of the United States federal income tax consequences of transactions under the 1995 Option Plan based on federal securities and income tax laws in effect as of the date of this Prospectus (which laws could change at any time hereafter). This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or other country in which an optionee may reside. This summary does not purport to be complete. The Company advises all optionees to consult their own tax advisors concerning tax implications of option grants and exercises, and the disposition of shares acquired upon such exercise, under the 1995 Option Plan.

    Options granted under the 1995 Option Plan may be either "incentive stock options," as defined in Section 422 of the Code or nonstatutory options. If an option granted under the 1995 Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no regular tax liability upon its exercise, although the exercise of an incentive stock option may give rise to alternative minimum tax (see below). The Company will not be allowed a deduction for federal income tax purposes as result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain. If both of these holding periods are not satisfied (a "disqualifying disposition"), the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a disqualifying disposition may apply if the optionee is an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a disqualifying disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. The tax rate on long-term capital gains for regular income and alternative minimum tax purposes under current federal income tax laws is capped at 28% for shares held up to 18 months and at 20% for shares held more than 18 months. Capital losses are allowed in full against capital gains plus $3,000 of other income.

    All stock options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10% stockholder of the Company, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon sale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

ALTERNATIVE MINIMUM TAX

    As noted above, the exercise of an incentive stock option may subject the optionee to the alternative minimum tax ("AMT") under Section 55 of the Code. The AMT is calculated for federal tax purposes by applying a tax rate of 26% to alternative minimum taxable income up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum income above such amount. Alternative minimum taxable income for federal tax purposes is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference less (iii) an exclusion of $45,000 for joint returns and $33,750 for individual returns (with the exclusion amount phased out for upper-income taxpayers).

    In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to a nonstatutory option, as described above. Because the AMT rules are complex and their effects depend upon the personal circumstances of each taxpayer, an optionee should consult his or her own tax advisor prior to exercising an incentive stock option. If an optionee pays AMT, the amount of such AMT may be carried forward as a credit against any subsequent year's regular tax in excess of the AMT.

RECOMMENDATION OF THE BOARD

                 THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT
                   OF THE 1995 OPTION PLAN AS DESCRIBED ABOVE

                                 PROPOSAL NO. 3
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Ernst & Young LLP has served as the Company's independent auditors since May 1997 and has been appointed by the Board to continue as the Company's independent auditors for the year ending June 30, 1998. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

    A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

    Effective May 2, 1997, the Board of Directors of the Company engaged the accounting firm of Ernst & Young LLP as its independent public accountants. The Company's former independent public accountants, KPMG Peat Marwick LLP, were dismissed effective May 2, 1997. The Company's audit committee recommended, and the Company's Board of Directors approved, these actions. During the two most recent fiscal years and subsequent interim periods prior to May 2, 1997, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events, which disagreements, if not resolved to the satisfaction of KPMG Peat Marwick LLP, would have caused it to make reference to the subject matter of such disagreements in connection with its reports. The reports of KPMG Peat Marwick LLP on the financial statements of the Company for the past two years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company did not consult with Ernst & Young LLP during the two years prior to their appointment as independent accountants of the Company regarding either (i) the application of accounting principles to a specified transaction or transactions, either completed or proposed, or (ii) the type of audit opinion Ernst & Young LLP might render on the Company's financial statements.

    The Company requested that KPMG Peat Marwick LLP furnish a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements. A copy of the KPMG Peat Marwick LLP letter to the Securities and Exchange Commission, dated May 8, 1997, is filed as an exhibit to the Company's Report on Form 8-K dated May 2, 1997.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG
  LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING JUNE 30, 1998

                                 OTHER MATTERS

    The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

    It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                                  [SIGNATURE]

                                          Mark B. Weeks
                                          ASSISTANT SECRETARY

November 10, 1997
Mountain View, California

                                                    APPENDIX A


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            METRA BIOSYSTEMS, INC.

                      1997 ANNUAL MEETING OF SHAREHOLDERS

          The undersigned shareholder of Metra Biosystems, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated November 5, 1997, and hereby appoints George W. Dunbar, Jr. and Kurt E. Amundson, or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent
P the undersigned at the 1997 Annual Meeting of Shareholders of Metra Biosystems, Inc. to be held on December 8, 1997, at 10:00 a.m., at 265
R N. Whisman Road, Mountain View, California 94043, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of
O Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side,
X and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.
Y
          THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR THE AMENDMENT OF THE 1995 STOCK OPTION PLAN; (3) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.


-----   PLEASE MARK
  X     VOTES AS IN
-----   THIS EXAMPLE

1.   Election of Directors

     Nominees:  George W. Dunbar, Jr., Claude D. Arnaud, M.D., John L. Castello,
                Mary Lake Polan, M.D., Ph.D., Craig C. Taylor, Samuel Urcis

                        FOR                  WITHHELD
                      /     /                 /    /

/   / ______________________________________
      For all nominees except as noted above

2. To approve and ratify an amendment to the Metra Biosystems, Inc. 1995 Stock Option Plan to increase the number of shares of Common Stock issuable thereunder from 1,500,000 to 1,800,000.

                        FOR            AGAINST         ABSTAIN
                      /     /          /    /          /    /

3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1998.

                        FOR            AGAINST         ABSTAIN
                      /     /          /    /          /    /


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       /   /

NOTE: This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.


Signature:______________ Date:_______  Signature:______________ Date:________

                             METRA BIOSYSTEMS, INC.

                             1995 STOCK OPTION PLAN


     1. PURPOSES OF THE PLAN. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

         Options granted hereunder may be either Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement.

     2.  DEFINITIONS.  As used herein, the following definitions shall apply:

         (a) "ADMINISTRATOR" shall mean the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

         (b) "AFFILIATE" shall mean an entity in which the Company owns an equity interest.

         (c) "APPLICABLE LAWS" shall have the meaning set forth in Section 4(a) below.

         (d)  "BOARD" shall mean the Board of Directors of the Company.

         (e)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         (f) "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan, if one is appointed.

         (g)  "COMMON STOCK" shall mean the Common Stock of the Company.

         (h) "COMPANY" shall mean Metra Biosystems, Inc., a California corporation.

         (i) "CONSULTANT" shall mean any person who is engaged by the Company or any Parent, Subsidiary or Affiliate to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not; provided that if and in the event the Company registers any class of any equity security pursuant to
Section 12 of the Exchange Act, the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

         (j) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute a termination of employment.

         (k)  "DIRECTOR" shall mean a member of the Board.

         (l) "EMPLOYEE" shall mean any person, including Named Executives, Officers and Directors employed by the Company or any Parent, Subsidiary or Affiliate of the Company. The payment by the Company of a director's fee to a Director shall not be sufficient to constitute "employment" of such Director by the Company.

         (m) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         (n) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (if for a given day no sales were reported, the closing bid on that day shall be used), as such price is reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

              (ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock or;

              (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

         (o) "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written option agreement.

         (p) "NAMED EXECUTIVE" shall mean any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four highest compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

         (q) "NONSTATUTORY STOCK OPTION" shall mean an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written option agreement.

         (r) "OFFICER" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (s)  "OPTION" shall mean a stock option granted pursuant to the Plan.

         (t) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

         (u) "OPTIONEE" shall mean an Employee or Consultant who receives an Option.

         (v) "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (w)  "PLAN" shall mean this 1995 Stock Option Plan.

         (x) "RULE 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act as the same may be amended from time to time, or any successor provision.

         (y) "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

         (z) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of shares that may be optioned and sold under the Plan is 1,500,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant under the Plan.

     4.  ADMINISTRATION OF THE PLAN.

         (a)  COMPOSITION OF ADMINISTRATOR.

              (i) MULTIPLE ADMINISTRATIVE BODIES. If permitted by Rule 16b-3, and by the legal requirements relating to the administration of incentive stock option plans, if any, of applicable securities laws and the Code (collectively, the "Applicable Laws"), the Plan may (but need not) be administered by different administrative bodies with respect to Directors, Officers who are not directors and Employees who are neither Directors nor Officers.

              (ii) ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS. With respect to grants of Options to Employees or Consultants who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan and Section 162(m) of the Code as it applies so as to qualify grants of Options to Named Executives as performance-based compensation, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, to qualify grants of Options to Named Executives as performance-based compensation under Section 162(m) of the Code and otherwise so as to satisfy the Applicable Laws.

              (iii) ADMINISTRATION WITH RESPECT TO OTHER PERSONS. With respect to grants of Options to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

              (iv) GENERAL. If a Committee has been appointed pursuant to subsection (ii) or (iii) of this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under subsection (ii), to the extent permitted by Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, and to the extent required under Section 162(m) of the Code to qualify grants of Options to Named Executives as performance-based compensation.

         (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

              (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(m) of the Plan;

              (ii) to select the Employees and Consultants to whom Options may from time to time be granted hereunder;

              (iii) to determine whether and to what extent Options are granted hereunder;

              (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

              (v)  to approve forms of agreement for use under the Plan;

              (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

              (vii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period); and

              (viii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

         (c) EFFECT OF ADMINISTRATOR'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

     5.  ELIGIBILITY.

         (a) RECIPIENTS OF GRANTS. Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees, provided, however, that Employees of an Affiliate shall not be eligible to receive Incentive Stock Options. An Employee or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options.

         (b) TYPE OF OPTION. Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

         (c) NO EMPLOYMENT RIGHTS. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

     6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 20 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 16 of the Plan.

     7. TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8. LIMITATION ON GRANTS TO EMPLOYEES. Subject to adjustment as provided in this Plan, the maximum number of Shares which may be subject to options granted to any one Employee under this Plan for any fiscal year of the Company shall be 1,000,000.

     9.  OPTION EXERCISE PRICE AND CONSIDERATION.

         (a) EXERCISE PRICE. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

              (i)  In the case of an Incentive Stock Option

                   (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant;

                   (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (ii)  In the case of a Nonstatutory Stock Option

                   (A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant;

                   (B) granted to a person who, at the time of the grant of such Option, is a Named Executive of the Company, the per share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant;

                   (C) granted to any person other than a Named Executive, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

              (iii) In the case of an Option granted on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

         (b) PERMISSIBLE CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares that (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) delivery of an irrevocable subscription agreement for the Shares that irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment, or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

    10.  EXERCISE OF OPTION.

         (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Admin-istrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

         An Option may not be exercised for a fraction of a Share.

         An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

         Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b) TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANT. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant, such Optionee may, but only within thirty (30) days (or such other period of time, not exceeding three (3) months in the case of an Incentive Stock Option or six (6) months in the case of a Nonstatutory Stock Option, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the optionee does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

         (c) DISABILITY OF OPTIONEE. Notwithstanding Section 10(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within six
(6) months (or such other period of time not exceeding twelve (12) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

         (d)  DEATH OF OPTIONEE.  In the event of the death of an Optionee:

              (i) during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months (or such other period of time, not exceeding six (6) months, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant three (3) months (or such other period of time as is determined by the Administrator as provided above) after the date of death, subject to the limitation set forth in Section 5(b); or

              (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six
(6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

         (e) RULE 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

    11. WITHHOLDING TAXES. As a condition to the exercise of Options granted hereunder, the Optionee shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise, receipt or vesting of such Option. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

    12. STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by one or some combination of the following methods: (a) by cash payment, or (b) out of Optionee's current compensation, (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to or less than Optionee's marginal tax rate times the ordinary income recognized, or (d) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a fair market value equal to the amount required to be withheld. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

         Any surrender by an Officer or Director of previously owned Shares to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

              (a) the election must be made on or prior to the applicable Tax Date;

              (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

              (c) all elections shall be subject to the consent or disapproval of the Administrator;

              (d) if the Optionee is an Officer or Director, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

    13. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 13.

    14.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS.

         (a) ADJUSTMENT. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, the maximum number of shares of Common Stock for which Options may be granted to any employee under Section 8 of the Plan, and the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         (b) CORPORATE TRANSACTIONS. In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to some or all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

    15. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

    16.  AMENDMENT AND TERMINATION OF THE PLAN.

         (a)  AMENDMENT AND TERMINATION.   The Board may amend or terminate
the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 20 of the Plan:

              (i) any increase in the number of Shares subject to the Plan, other than an adjustment under Section 14 of the Plan;

              (ii) any change in the designation of the class of persons eligible to be granted Options;

              (iii) any change in the limitation on grants to employees as described in Section 8 of the Plan or other changes which would require shareholder approval to qualify options granted hereunder as performance-based compensation under Section 162(m) of the Code; or

              (iv) any revision or amendment requiring shareholder approval in order to preserve the qualification of the Plan under Rule 16b-3.

         (b) SHAREHOLDER APPROVAL. If any amendment requiring shareholder approval under Section 13(a) of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 20 of the Plan.

         (c) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

    17. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

    18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    19. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.

    20.  SHAREHOLDER APPROVAL.

         (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law and the rules of any stock exchange upon which the Shares are listed.

         (b) In the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

         (c) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 20(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of
(1) the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an officer or director after such registration, do the following:

              (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information that would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under
Section 14(a) of the Exchange Act at the time such information is furnished;
and

              (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

    21. INFORMATION TO OPTIONEES. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company.


                                      B-14